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                                                                EXHIBIT 5.3


                                       FORM OF
                           INVESTMENT SUB-ADVISORY AGREEMENT


    THIS INVESTMENT SUB-ADVISORY AGREEMENT is by and between Babson-Stewart Ivory International, a partnership organized under the laws of the Commonwealth of Massachusetts (the "Sub-Adviser"), and OppenheimerFunds, Inc., a Colorado corporation ("OFI"), effective
____________, 1996.

    WHEREAS, LifeSpan Balanced Portfolio (the "Fund") is a series of Connecticut Mutual Financial Services Series Fund I, Inc. (the "Company"), a Maryland corporation which is an open-end diversified management investment company registered as such with the Securities and Exchange Commission (the "Commission") pursuant to the Investment Company Act of 1940, as amended (the "1940 Act"), and the Company has appointed OFI as the investment adviser for the Fund, pursuant to the terms of an Investment Advisory Agreement (the "Advisory Agreement");

    WHEREAS, the Advisory Agreement provides that OFI may, at its option, subject to approval by the Board of Directors of the Company, and, to the extent necessary, shareholders of the Fund, appoint a sub-adviser to assume certain responsibilities and obligations of OFI under the Advisory Agreement;

    WHEREAS, OFI and the Sub-Adviser are investment advisers registered as such with the Commission, and OFI desires to appoint the Sub-Adviser as a sub-adviser for the Fund and the Sub-Adviser is willing to act in such capacity upon the terms herein set forth;

    NOW THEREFORE, in consideration of the premises and of the mutual covenants herein contained, OFI and the Sub-Adviser, the parties hereto, intending to be legally bound, hereby agree as follows:

    1. GENERAL PROVISION.

       OFI hereby employs the Sub-Adviser and the Sub-Adviser hereby undertakes to act as the investment sub-adviser of the international portion of the portfolio of the Fund designated by OFI (the "Sub-Account") and to provide investment advice and to perform for the Fund such other duties and functions as are hereinafter set forth. The Sub-Adviser shall, in all matters, give to the Fund and the Company's Board of Directors, directly or through OFI, the benefit of the Sub-Adviser's best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to:

       (a) the provisions of the 1940 Act and any rules or regulations thereunder;

       (b) the provisions of Subchapter M of the Internal Revenue Code, as it may be amended from time to time;

       (c) any other applicable provisions of state or federal law;

       (d) the provisions of the Articles of Incorporation and By-Laws of the Company as amended from time to time;

       (e) policies and determinations of the Board of Directors of the Company and OFI;

       (f) the fundamental policies and investment restrictions of the Fund as reflected in the Company's registration statement under the 1940 Act or as such fundamental policies and investment restrictions may, from time to time, be amended by the Fund's shareholders;

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       (g) the Prospectus and Statement of Additional Information of the Fund
           in effect from time to time; and

       (h) any investment guidelines or other instructions received in writing from OFI.

       The appropriate officers and employees of the Sub-Adviser shall be available upon reasonable notice for consultation with any of the Directors and officers of the Company and OFI with respect to any matters dealing with the business and affairs of the Fund including without limitation the valuation of portfolio securities of the Sub-Account that are either not registered for public sale or not traded on any securities market.

       In the performance of its duties hereunder, the Sub-Adviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Company, the Fund or OFI in any way or otherwise be deemed to be an agent of the Company, the Fund or OFI.

    2. DUTIES OF THE SUB-ADVISER.

       (a) The Sub-Adviser shall, subject to the direction and control by the Company's Board of Directors or OFI, to the extent OFI's direction is not inconsistent with that of the Board of Directors,
           (i) regularly provide investment advice and recommendations to the Fund, directly or through OFI, with respect to the Sub-Account's investments, investment policies and the purchase and sale of securities; (ii) supervise and monitor continuously the investment program of the Fund with respect to the Sub-Account and the portfolio composition of the Sub-Account and determine what securities shall be purchased or sold for the Sub-Account of the Fund; (iii) arrange, subject to the provisions of paragraph 5 hereof, for the purchase of securities and other investments for the Sub-Account of the Fund and the sale of securities and other portfolio investments held in the Sub-Account of the Fund; and (iv) provide reports on the foregoing to the Board of Directors at each Board meeting.

       (b) Provided that neither OFI nor the Fund or the Company shall be required to pay any compensation other than as provided by the terms of this Agreement and subject to the provisions of paragraph
           5 hereof, the Sub-Adviser may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

       (c) Provided that nothing herein shall be deemed to protect the Sub-Adviser from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, the Sub-Adviser shall not be liable for any loss sustained by reason of good faith errors or omissions inconnection with any matters to which this Agreement relates.

       (d) Nothing in this Agreement shall prevent OFI or the Sub-Adviser or any officer thereof from acting as investment adviser or sub-adviser for any other person, firm or corporation and shall not in any way limit or restrict OFI or the Sub-Adviser or any of their respective directors, officers, stockholders, partners or employees from buying, selling or trading any securities for its or their own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by any party of its duties and obligations under this Agreement.

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       (e) The Sub-Adviser shall cooperate with OFI by providing OFI with any information in the Sub-Adviser's possession necessary for supervising the activities of all administrative and clerical personnel as shall be required to provide effective corporate administration for the Fund, including the compilation and maintenance of such records with respect to its operations as may reasonably be required. Any records required to be maintained shall be the property of the Company and shall be surrendered promptly to the Company on request. The Sub-Adviser shall, at its own expense, provide such officers for the Company as its Board may request.

    3. DUTIES OF OFI.

       OFI shall provide (or cause to be provided to) the Sub-Adviser the following information about the Sub-Account:

       (a) cash flow estimates on request;

       (b) notice of the Sub-Account's "investable funds" by 11:00 a.m. each business day;

       (c) as they are modified, from time to time, current versions of the documents and policies referred to in subparagraphs (d), (e), (f),
           (g) and (h) of paragraph 1 above.

    4. COMPENSATION OF THE SUB-ADVISER.

       The Sub-Adviser will bear its own costs of providing services hereunder. The Sub-Adviser shall not be responsible for the Fund's expenses. OFI agrees to pay the Sub-Adviser and the Sub-Adviser agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a fee computed on the net asset value of the Sub-Account of the Fund as of the close of each business day and payable monthly by the tenth business day of the following month, at the following annual rates:

           .75% of the first $10 million of average net assets in the Sub-Account;
           .625% of the next $15 million of average net assets in the Sub-Account;
           .50% of the next $25 million of average net assets in the Sub-Account; and
           .375% of the average net assets in excess of $50 million in the Sub-Account.

       For any period less than a full month during which this Agreement is in effect, the fee shall be pro-rated according to the proportion which such period bears to a full month (a month being the calendar month of which such period is part). The Fund shall have no responsibility for any fee payable to the Sub-Adviser.

    5. PORTFOLIO TRANSACTIONS AND BROKERAGE.

       (a) In connection with purchases or sales of portfolio securities on behalf of the Fund, neither the Sub-Adviser nor any of its partners, directors, officers or employees will act as a principal or agent or receive directly or indirectly any compensation in connection with the purchase or sale of securities by the Fund, other than as provided herein. The Sub-Adviser is authorized, in arranging the purchase and sale of the Sub-Account's portfolio securities, to employ or deal with such members of securities exchanges, brokers or dealers (hereinafter "broker-dealers"), including broker-dealers that are "affiliated" broker-dealers (as that term is defined in the 1940
           Act), as may, in the Sub-Adviser's best judgment, implement the policy of the Fund to obtain, at reasonable expense, the "best execution" (prompt and reliable execution at the most favorable security price

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           obtainable) of the Fund's portfolio transactions.  All
           transactions effected through any affiliated brokers shall be effected in compliance with Section 17(e) of the 1940 Act and any written procedures established from time to time by the Board of Directors of the Company pursuant to Rule 17e-1 under the 1940 Act, as it may be amended from time to time, copies of which procedures shall be provided to the Sub-Adviser by OFI.

       (b) The Sub-Adviser may effect the purchase and sale of securities (which are otherwise publicly traded) in private transactions on such terms and conditions as are customary in such transactions, may use a broker to effect said transactions, and may enter into a contract in which the broker acts either as principal or as agent.

       (c) The Sub-Adviser shall select broker-dealers to effect the Sub-Account's portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by the Sub-Adviser on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Sub-Account's portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

       (d) The Sub-Adviser shall not be responsible for payment of brokerage commissions.

       (e) Provided that such aggregation is in the best interests of the Fund, the Sub-Adviser may aggregate orders for the purchase and sale of securities for the Sub-Account with similar orders being made simultaneously for other funds managed by the Sub-Adviser, if, in the Sub-Adviser's reasonable judgment, such aggregation is equitableand consistent with the Sub-Adviser's fiduciary obligation to the Fund and shall result in an overall economic benefit to the Fund, taking into consideration the advantageous sale or purchase price, brokerage commissions or other expenses.

       (f) The Sub-Adviser will advise OFI and the Fund's Custodian promptly of each purchase and sale of a portfolio security, specifying the name of the issuer, the description and amount or number of shares of the security purchased or sold, the market price, commissions and gross or net price, trade date, settlement date and identity of the effecting broker or dealer, and such other information as may be reasonably required. From time to time as the Board of Directors of the Company or OFI may reasonably request, the Sub-Adviser will furnish to the Company's officers and to its Directors, at the Sub-Adviser's expense, reports on portfolio transactions and reports on issuers of securities held in the Sub-Account, all in such detail as the Fund or OFI shall reasonably request.

    6. DURATION.

       This Agreement will take effect on __________________, 1996, and unless earlier terminated pursuant to paragraph 7 shall remain in effect until December 31, 1998. Thereafter it shall continue in effect from year to year, so long as such continuance and the continuance of OFI as Adviser to the Fund shall be approved at least annually by the Company's Board of Directors, including the vote of the majority of the Directors of the Company who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any such party cast in person at a meeting called for the purpose of voting on such

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       approval, or by the holders of a "majority" (as defined in the 1940 Act)
       of the outstanding voting securities of the Fund and by such a vote of the Company's Board of Directors.

    7. TERMINATION.

       This Agreement shall terminate automatically upon its assignment or in the event of the Company's termination of the Advisory Agreement; it may also be terminated: (i) by-the Sub-Adviser at any time without penalty upon ninety days' written notice to OFI and the Company; or (ii) by the Company at any time without penalty upon sixty days' written notice to OFI and the Sub-Adviser provided that such termination by the Company shall be directed or approved by a vote of a majority of all of the Directors of the Company then in office or by the vote of the holders of a "majority" of the outstanding voting securities of the Fund
       (as defined in the 1940 Act); or (iii) by OFI, upon 60 days' written notice to the Fund and the Sub-Adviser.

    8. NOTICE.

       Any notice under this Agreement shall be in writing, addressed and delivered or mailed, postage prepaid, to the other party, with a copy to the Company, at the addresses below or such other address as such other party may designate for the receipt of such notice.

       If to OFI:

             OppenheimerFunds, Inc.
             Two World Trade Center, 34th Floor
             New York, NY  10048-0203
             Attention: Andrew J. Donohue, Esq.

       If to the Sub-Adviser:

             Babson-Stewart Ivory International
             One Memorial Drive
             Cambridge, Massachusetts 02142-1300
             Attention:______________________

       If to either party, copy to:

             LifeSpan Balanced Portfolio
             3410 South Galena Street
             Denver, Colorado 80231-5099
             Attention: Chairman

    9. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until its approval by vote of the holders of a majority of the outstanding voting securities of the Fund and by the Board of Directors of the Company, including a majority of the Directors who are not interested persons of OFI, the Sub-Adviser or the Fund, cast in person at a meeting called for the purpose of voting on such approval.

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    10. The Sub-Adviser represents that it has reviewed the Registration
        Statement of the Company, including any amendments or supplements thereto, and any Proxy Statement relating to the approval of this Agreement, as filed with the Securities and Exchange Commission and represents and warrants that with respect to disclosure about the Sub-Adviser or information relating directly or indirectly to the Sub-Adviser, such Registration Statement or Proxy Statement contains, as of the date hereof, no untrue statement of any material fact and does not omit any statement of material fact which was required to be stated therein or necessary to make the statements contained therein not misleading. The Sub-Adviser further represents and warrants that it is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and under the laws of all jurisdictions in which the conduct of its business hereunder requires such registration.

    11. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

    12. It is expressly understood and stipulated that the Sub-Adviser must look solely to the property of the Fund for the enforcement of any claims against the Fund and shall not look to or have recourse to the assets of the Company generally or any other series of the Company.

    13. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


    IN WITNESS WHEREOF, OFI and the Sub-Adviser have caused this Agreement to be executed on the day and year first above written.

                                       OppenheimerFunds, Inc.


                                       By:  __________________________________
                                                 (Name) (Title)


                                       BABSON-STEWART IVORY INTERNATIONAL, a
                                       Partnership



                                       By:  __________________________________
                                                 (Name) (Title)

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                SCHEDULE OF OMITTED INVESTMENT SUBADVISORY AGREEMENT

              Due to the substantial similarity of the investment subadvisory agreements among OppenheimerFunds, Inc. ("OFI") and Babson-Stewart Ivory International ("Babson") for the respective series of the Registrant, the following form of investment subadvisory agreement for LifeSpan Balanced Portfolio and this schedule of omitted documents is filed in accordance with the requirements of Rule 8b-31 under the Investment Company Act of 1940.

                   1. Investment Subadvisory Agreement among OFI and Babson for LifeSpan Capital Appreciation Portfolio.

                   2. Investment Subadvisory Agreement among OFI and Babson for International Portfolio.